Exhibit 23.1



                       Consent of Independent Accountants
                       ----------------------------------

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 333-11241) and the Registration Statements on Form S-8 (File Nos. 33-64440, 33-77576 and 333-58985) of Endogen, Inc. of our report dated July 9, 1998, appearing on page F-2 of this Form 10-KSB.



/s/ PricewaterhouseCoopers LLP
------------------------------
   PricewaterhouseCoopers LLP


Boston, Massachusetts
August 27, 1998